Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
ANHEUSER-BUSCH COMPANIES, INC.
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I am the President and Chief Executive Officer of Anheuser-Busch Companies, Inc., a Delaware corporation (the "Company"). I am delivering this certificate in connection with the Form 10−K of the Company for the year ended December 31, 2007 and filed with the Securities and Exchange Commission ("Form 10−K").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes−Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Form 10−K fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10−K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 27, 2008	/s/ August A. Busch IV
August A. Busch IV President and Chief Executive Officer Anheuser-Busch Companies, Inc.